                                    EXHIBIT 3

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this ____ day of January, 2000, by and between American Biogenetic Sciences, Inc., a Delaware corporation ("ABS"), and Abbott Laboratories, an Illinois corporation ("Abbott").

                                    RECITALS

         WHEREAS, ABS and Abbott are parties to an Exclusive License Agreement (the "License Agreement") and a Stock Purchase Agreement (the "Stock Purchase Agreement"), both of which are of even date herewith; and;

         WHEREAS, the execution and delivery of this Agreement are a condition to the Share Closing of the Stock Purchase Agreement;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. DEFINITIONS. All terms not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Stock Purchase Agreement. For purposes of this Agreement:

                  1.1 EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.2 REGISTER, REGISTERED, AND REGISTRATION. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  1.3 REGISTRABLE SECURITIES. The term "Registrable Securities" means such portion of the Shares that has not previously been registered or sold to the public.

                  1.4 REGISTRATION STATEMENT. The term "Registration Statement" means a registration statement filed with the SEC under the Securities Act to register the resale of the Registrable Securities by Abbott.

                  1.5 RULE 144. The term "Rule 144" shall mean Rule 144 promulgated by the SEC (or its successor rule).

                  1.6 SEC. The term "SEC" shall mean the Securities and Exchange Commission.

                  1.7 SECURITIES ACT. The term "Securities Act" means the Securities Act of 1933, as amended.

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                  1.8        SHARES. The term "Shares" means the shares of
Class A common stock of ABS, $.001 par value per share, issued to Abbott pursuant to the Stock Purchase Agreement and any common stock of ABS issued as a dividend or other distribution with respect to such common stock.

         2.       REGISTRATION. ABS covenants and agrees as follows:

                  2.1 REGISTRATION RIGHTS - GENERALLY. At any time after the first anniversary of this Agreement, Abbott may request ABS to file a Registration Statement registering the resale of the Shares. Within forty-five (45) days following such request, ABS shall prepare and file a Registration Statement on Form S-3 (or such other short form registration statement as is then available) and any related qualification or compliance with respect to all of the Shares so as to permit or facilitate the sale and distribution of all of the Shares. ABS agrees to use reasonable commercial efforts to cause the Registration Statement to be declared effective as soon as practicable after filing, but in any event no later than three (3) business days after any notification by the SEC of its decision not to review the Registration Statement or its determination that it has completed its review of the Registration Statement and will accept an acceleration request. ABS agrees it will not include any securities of ABS other than the Shares and will not permit any other person or entity to include any additional securities in the Registration Statement to be filed pursuant to this SECTION 2.1.

                  2.2 PIGGYBACK REGISTRATION RIGHTS. If, at any time after the first anniversary of this Agreement, ABS shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than (i) a registration relating solely to employee benefit plans on Form S-8 (or a similar successor form), or (ii) a registration on Form S-4 (or a similar successor form) relating solely to a transaction subject to Rule 145 under the Securities Act, ABS will promptly give Abbott written notice thereof, and subject to the terms of SECTION 2.3 below, use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request to ABS made within fifteen (15) business days after the receipt of such written notice by Abbott.

                  2.3        UNDERWRITING.

                             (a)  If the registration of which ABS gives
                                  notice pursuant to SECTION 2.2 is for a
                                  registered offering involving an
                                  underwriting, then Abbott's right to
                                  registration shall be conditioned upon
                                  Abbott's participation in the underwriting and the inclusion of Abbott's Registrable Securities in the underwriting to the extent provided in this Agreement. Abbott (together with ABS and the holders of other securities of ABS distributing their securities through that underwriting (such other holders being termed the "Other Holders")) shall enter into an underwriting agreement in customary


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                                  form with the representative of the
                                  underwriter or underwriters selected by ABS.

                             (b)  Notwithstanding any other provision of this
                                  SECTION 2, if the representative of the
                                  underwriters advises ABS in writing that marketing factors require a limitation on the number of shares to be underwritten, then ABS shall so inform Abbott and the Other Holders. The number of shares of ABS common stock being sold by ABS for its own account shall not be reduced by operation of this SECTION 2.3. The number of shares of Registrable Securities held by Abbott and the Other Holder(s) that may be included in the underwriting (in addition to those being sold by ABS for its own account) shall be allocated among Abbott and the Other Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such holder.

                             (c) Any holder which does not agree to the terms of the such underwriting shall be excluded from that underwriting by written notice from ABS or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from that underwriting shall be withdrawn from the registration.

                  2.4 REGISTRATION EXPENSES. ABS shall pay all "registration expenses" (as defined below) in connection with any registration, qualification or compliance under this Agreement. Abbott shall pay all "selling expenses" (as defined below). The term "registration expenses" shall mean all expenses, except for selling expenses, incurred by ABS in complying with the registration provisions of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for ABS, accounting fees, blue sky fees and expenses, and the expense of any attest service incident to or required by any such registration. The term "selling expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for Abbott.

                  2.5        OBLIGATIONS OF ABS. In the case of a
registration effected by ABS pursuant to this SECTION 2, ABS will use reasonable efforts to:

                             (a) keep such registration effective until the earliest of:

                                  (i)       such date as all of the Shares
                                            have been sold, or

                                  (ii)      if ABS is not then eligible to
                                            effect such registration on
                                            Form S-3 (or a similar successor
                                            form), one hundred and twenty
                                            (120) days after the effective date
                                            of the Registration Statement, or


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                                  (iii)     the termination of the registration
                                            rights pursuant to SECTION 2.9
                                            hereof.

                             (b)  prepare and file with the SEC such
                                  amendments and supplements to the
                                  Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

                             (c)  furnish such number of prospectuses,
                                  prospectus supplements, and other documents incident thereto, including any amendment of or supplement to the prospectus, as Abbott from time to time may reasonably request;

                             (d) cause all Shares registered as described herein to be listed on any securities exchange or quoted on any quotation service on which similar securities issued by ABS are then listed or quoted;

                             (e) provided a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Shares;

                             (f) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC; and

                             (g)  file the documents required of ABS and
                                  otherwise use reasonable efforts to maintain requisite blue sky clearance in:

                                  (i)       all jurisdictions in which any of
                                            the Shares are originally sold; and

                                  (ii)      all other states specified in
                                            writing by Abbott, provided as to
                                            this clause (ii), however, that ABS
                                            shall not be required to qualify to
                                            do business or consent to service
                                            of process in any state in which it
                                            is not now so qualified or has not
                                            so consented.

                  2.6        SELLING PROCEDURES.

                             (a) In the event Abbott intends to sell Shares pursuant to a Registration Statement, Abbott shall give ABS five (5) business days notice of its intent to sell in reliance on such Registration Statement (the "Notice of Sale"). ABS may refuse to permit Abbott to resell any Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, ABS must


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                                  deliver a certificate in writing within
                                  three (3) business days following the Notice of Sale to Abbott to the effect that a sale pursuant to the Registration Statement in its then current form could constitute a violation of the federal securities laws. In such an event, ABS shall either (i) use commercially reasonable efforts to promptly amend the Registration Statement, if necessary, and take all other actions necessary to allow such sale under the federal securities laws, and shall notify Abbott promptly after it has determined that such sale has become permissible under the federal securities laws, or (ii) exercise its right under paragraph (b) below to delay the sale.

                             (b) If in the good faith judgment of the Board of Directors of ABS, after consultation with counsel, the filing of a Registration Statement or an amendment thereto or prospectus supplement so as permit the proposed sale without a violation of securities laws would materially adversely affect a pending or scheduled public offering, or an acquisition, merger, or similar transaction, or negotiations of either of the foregoing, or would require the disclosure of another material development prior to the time it would otherwise be required to be disclosed in a manner adverse to the best interests of ABS, then it may decline to permit the resale of any Shares pursuant to the Registration Statement for up to a maximum of ninety (90) days, provided that it may not exercise this right more than twice in any twelve (12) month period. Abbott hereby covenants and agrees that it will not sell any Shares pursuant to the Registration Statement during the periods sales in reliance upon the Registration Statement are prohibited as set forth in this SECTION 2.6.

                  2.7 INFORMATION FROM ABBOTT. It shall be a condition precedent to the obligations of ABS to take any action pursuant to SECTION 2 of this Agreement with respect to the Shares that Abbott shall furnish to ABS such information as ABS may reasonably request, including information regarding Abbott, the Shares held by it, the intended method of disposition of such securities, and such other information as required to effect the registration of the Shares.

                  2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The right to cause ABS to register the Shares pursuant to this Agreement may be assigned by Abbott to a transferee of the Shares only if:

                             (a) ABS is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Shares with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to ABS by which such transferee assumes all of the obligations and


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                                  liabilities of its transferor hereunder and
                                  agrees itself to be bound hereby;

                             (b)  immediately following such transfer the
                                  disposition of the Shares by the transferee is restricted under the Securities Act;

                             (c) such assignment includes all of the Shares then held by Abbott; PROVIDED, HOWEVER, that such share limitation shall not apply to transfers by Abbott to its affiliates if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement; and

                             (d) Abbott guarantees the performance of the transferee of its obligations under this Agreement.

                  2.9 TERMINATION OF REGISTRATION RIGHTS. The registration rights provided in this Agreement shall terminate if Abbott may sell all of the Shares pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights pursuant to this SECTION 2.9, ABS may withdraw the Registration Statement, or any portion thereof, covering the Shares.

                  2.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to Abbott the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Abbott to sell securities of ABS to the public without registration or pursuant to a registration on Form S-3, ABS agrees to:

                             (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                             (b) file with the SEC in a timely manner all reports and other documents required of ABS under the Securities Act and the Exchange Act; and

                             (c) furnish to Abbott, so long as Abbott owns any Shares, forthwith upon request (i) a written statement by ABS that it has complied with the reporting requirements of SEC
                                  Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of ABS and such other reports and documents so filed by ABS, and (iii) such other information as may be reasonably requested in availing Abbott of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.


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         3.       INDEMNIFICATION AND CONTRIBUTION

                  3.1 INDEMNIFICATION BY ABS. ABS agrees to indemnify and hold harmless Abbott, each of Abbott's directors, officers and U.S. wholly-owned subsidiaries, and each person, if any, who controls Abbott within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statements of a material fact contained in (or upon the omission of a material fact from) a Registration Statement delivered or circulated by Abbott in connection with a sale of ABS securities by Abbott, or arise out of any failure by ABS to fulfill any undertaking included in the Registration Statement, and ABS will, as incurred reimburse Abbott and such persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that ABS shall not be liable in any such case to the extent that such loss, claim damage or liability arise out of, or is based upon (i) an untrue statement made in (or upon the omission of a material fact from) such Registration Statement in reliance upon and in conformity with written information furnished to ABS by or on behalf of Abbott specifically for use in preparation of the Registration Statement, (ii) the failure of Abbott to comply with the covenants or agreements contained in SECTION 2.6 hereof, or
(iii) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Abbott prior to the pertinent sale or sales by Abbott.

                  3.2 INDEMNIFICATION BY ABBOTT. Abbott agrees to indemnify and hold harmless ABS, each of ABS's directors and officers, and each person, if any, who controls ABS within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon: (i) either an untrue statement made in or the omission of a material fact from such Registration Statement in reliance upon and in conformity with written information furnished to ABS by or on behalf of Abbott specifically for use in preparation of the Registration Statement, (ii) the failure of Abbott to comply with the covenants or agreements contained in SECTION 2.6 hereof, or (iii) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Abbott prior to the pertinent sale or sales by Abbott, and Abbott will, as incurred, reimburse ABS and such persons for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding, or claim; provided, however, that Abbott shall not be liable for any amount in excess of the amount by which the net amount received by Abbott from the sale of the Shares to which such loss relates minus the amount of any damages which Abbott has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission

                  3.3 INDEMNIFICATION PROCEDURES. Promptly after receipt by any indemnified party of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this SECTION 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against


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an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to present both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                  3.4 CONTRIBUTION. If the indemnification provided for in this SECTION 3 is unavailable to or insufficient to hold harmless an indemnified party under SECTION 3.1 or 3.2 above in respect of any losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of ABS on one hand and Abbott on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by ABS on one hand or Abbott on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. ABS and Abbott agree that it would not be just and equitable if contribution pursuant to this SECTION 3.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 3.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this SECTION 3.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  3.5 CONTINUING OBLIGATIONS. The obligations of ABS and Abbott under this SECTION 3 shall survive the completion of the offering of the Shares pursuant to the Registration Statement and shall be in addition to any liability that ABS and Abbott may otherwise have.

         4.       MISCELLANEOUS.

                  4.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of ABS and Abbott contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.


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                  4.2        ENTIRE AGREEMENT, CONTROLLING DOCUMENT. This
Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

                  4.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.4 DELAY AND WAIVER. No delay on the part of either party in exercising any right under this Agreement shall operate as a waiver of such right. The waiver by either party of any other term or condition of this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

                  4.5 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of law principles.

                  4.6        NOTICES, ETC. All notices and other
communications required or permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address as follows:

                             ABS:      American Biogenetic Sciences, Inc.
                                       1375 Akron Street
                                       Copiague, NY 11726
                                       Telephone: (516) 789-2600
                                       Facsimile: (516) 789-1661
                                       Attention: Chairman

                             with a copy (which will not constitute notice) to:

                                       Brown, Rudnick, Freed & Gesmer
                                       One Financial Center
                                       Boston, MA 02111
                                       Telephone: (617) 856-8200
                                       Facsimile: (617) 856-8201
                                       Attention: Mark A. Hofer, Esq.

                             Abbott:   Abbott Laboratories
                                       100 Abbott Park Road
                                       Dept. 309, Bldg. AP30
                                       Abbott Park, IL 60064-3537
                                       Telephone: (847) 938-6863


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

                                    Facsimile: (847) 938-5383
                                    Attention: Senior Vice President,
                             Pharmaceutical Operations

                             with a copy (which will not constitute notice) to:

                                    Abbott Laboratories
                                    100 Abbott Park Road
                                    Dept. 364, Bldg. AP6D
                                    Abbott Park, Illinois 60064-6049
                                    Telephone: (847) 937 - 8906
                                    Facsimile: (847) 938 - 6277
                                    Attention: Senior Vice President, Secretary
                             and General Counsel

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this SECTION 4.6. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, or facsimile transmission (as evidenced by the confirmation thereof), or 2 days after deposit in the mails (as determined by reference to the postmark).

                  4.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  4.8 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, and delivery of this Agreement.

                  4.9 ALTERNATIVE DISPUTE RESOLUTION. The parties agree to effectuate all reasonable efforts to resolve in an amicable manner any and all disputes between them in connection with this Agreement. The parties agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved informally shall be finally settled as set forth in the Alternative Dispute Resolution provisions of Exhibit C to the License Agreement.

                  4.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of ABS and the Abbott.

                  4.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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

                  4.12 FURTHER ASSURANCES. ABS and Abbott shall do and perform or cause to be performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, or documents as the other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated by the Agreement. Neither ABS nor Abbott shall voluntarily undertake any course of action inconsistent with the satisfaction of the requirements applicable to them as set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable their obligations under this Agreement.

                  4.13 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to his Agreement.

                  4.14 MUTUAL DRAFTING. This Agreement is the joint product of ABS and Abbott and each provision of the Agreement has been subject to consultation, negotiation and agreement of ABS and Abbott and their respective legal counsel and advisers and any rule of construction that a document shall be interpreted or construed against the drafting party shall not apply.

                  4.15 SEC RULE CHANGES. To the extent necessary to give effect to the agreements and understandings of the parties set forth in this Agreement, any reference in this Agreement to any forms, rules, regulations, or procedures of the SEC or any provision of the Securities Act or the Exchange Act existing as of the date of this Agreement shall be deemed to refer to any modifying, supplementing, or succeeding rules, regulations procedures, or provisions as may exist from time to time after the date of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                 AMERICAN BIOGENETIC SCIENCES, INC.

                                 By:
                                     -----------------------------
                                     Alfred J. Roach, Chairman

                                 ABBOTT LABORATORIES

                                 By:
                                     -----------------------------
                                     Its:

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

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